UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2018

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320

(Address of principal executive offices and zip code)

(248) 452-9866

(Registrant's telephone number including area code)

Not applicable

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Entry into a Material Definitive Agreement

Creation of a Direct Financial Obligation

On February 7, 2018, the Registrant and HEP Investments, LLC (“Lender”), entered into the following documents, effective as of January 31, 2018: (i) Ninth Amendment to Loan Agreement under which the Lender has agreed to advance up to a total of $17,500,000 to the Registrant, subject to certain conditions, and (ii) a Tenth Amended and Restated Senior Secured Convertible Promissory Note. The Ninth Amendment to Loan Agreement amends and restates the Eighth Amendment to Loan Agreement, which was entered into with the Lender on March 1, 2017 and disclosed in the Registrant’s Form 8-K Current Report filed on March 6, 2017. The Tenth Amended and Restated Senior Secured Convertible Promissory Note extends the maturity date for all convertible debt due to HEP Investments to April 1, 2019, including the payment of any interest due and owing at that time. The total outstanding debt as of January 31, 2018 is $6,411,839, and the related amount of unpaid interest is $1,476,607.

In consideration for extending the maturity date of the Loan to April 1, 2019 in accordance with the Tenth Amended and Restated Senior Convertible Promissory Note, the Registrant agreed to issue to the Lender warrants to purchase 3,250,000 shares of common stock at an exercise price of $.10 with a term of 5 years.

Based on the above, the total shares of common stock, if the Lender converted the complete $16,411,839 convertible debt, would be 164,118,392 shares, not including any future interest charges which may be converted into common stock.

Amounts advanced under the Note are secured by all the Registrant’s assets.

The Registrant has agreed to pay a closing fee of $97,934 in connection with the Loan transaction (when the remaining $1,088,161 in funding is achieved), consisting of $58,761 in cash and $39,174 paid in shares of common stock valued at various amounts based on the timing of the funding and the related stock price.

The Registrant has made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan. These agreements include an agreement not to make any change in the Registrant’s senior management. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Press Release dated February 12,2018

Exhibit 10.1 – Ninth Amendment to Loan Agreement with HEP Investments, LLC dated January 31, 2018

Exhibit 10.2 – Tenth Amended and Restated Senior Secured Convertible Promissory Note HEP Investments, LLC dated January 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

By:	/s/ Philip M. RICE II
Name: Philip M. Rice, II
Title: Chief Financial Officer

Dated: February 12, 2018